Exhibit 99.1

Control4 Reports Solid Financial Performance for Q1 2018

Operational Execution and Continued Growth in Connected-Home Opportunities Drive Solid Results

SALT LAKE CITY — May 3, 2018 4:05 PM EST — Control4 Corporation (NASDAQ: CTRL), a leading global provider of smart-home and networking solutions, today announced financial results for its first quarter ended March 31, 2018.

Revenue for the first quarter of 2018 was $59.1 million, compared to revenue of $50.2 million for the first quarter of 2017, representing quarterly year-over-year growth of 18%.

Net Income for the first quarter of 2018 was $1.0 million, or $0.04 per diluted share, compared to Net Income in the first quarter of 2017 of $0.8 million, or $0.03 per diluted share.

Non-GAAP Net Income for the first quarter of 2018 was $5.8 million, or $0.21 per diluted share, compared to Non-GAAP Net Income in the first quarter of 2017 of $3.0 million, or $0.12 per diluted share. A reconciliation of GAAP to non-GAAP financial information is contained in the attached tables.

Beginning in the first quarter of 2018, the Company adopted ASC 606, the new revenue recognition accounting standard, on a fully retrospective basis. Adoption of the standard did not have a significant impact on the previously reported revenue or net income.  The Company’s re-cast financial statements for 2017 are included in the accompanying financial schedules.

Unrestricted cash and net investments decreased to $76.6 million as of March 31, 2018, compared to $86.0 million as of December 31, 2017.  The net decrease reflects the repurchase of 300,000 shares of Control4 stock on the open market for $7.4 million.  In addition, during the first quarter of 2018, the company generated net positive cash flows from operations of $0.5 million and paid $3.6 million for taxes in lieu of issuing an additional 146,359 shares of stock related to the net settlement of restricted stock units that vested during the quarter.

“We’ve started 2018 with solid business performance, and we continue to see clear opportunities to deliver more fantastic connected-experiences to homeowners, families, and businesses,” said Martin Plaehn, chairman and chief executive officer of Control4. “We’re excited about our portfolio of Control4, Pakedge, and Triad branded products and we have great confidence in the global team — serving our world-wide channel and end-customers and building the next wave of connected-home solutions.”

Commenting on the company’s financial results, Mark Novakovich, chief financial officer of Control4, added: “We delivered strong revenue growth and profitability to start the year resulting in non-GAAP operating margin of 9.8% in the first quarter of 2018, up 78% from the 5.5% operating margin achieved in the first quarter of 2017.  We intend to continue driving revenue growth and improving operating leverage to enhance long-term shareholder value.”

Control4 Announces First Quarter 2018 Financial Results

Q2 and 2018 Guidance

Control4 expects revenue in the second quarter of 2018 to be between $67.0 million and $69.0 million.  Control4 expects non-GAAP Net Income for the second quarter of 2018 to be between $8.3 million and $9.3 million and based on an expected 27.5 million weighted average shares outstanding (diluted), to be between $0.30 and $0.34 per diluted share.  Control4 expects revenue for the full year 2018 to be between $271 million and $275 million. Control4 expects Non-GAAP Net Income to be between $34.8 million and $36.8 million and based on an expected 27.7 million weighted average shares outstanding (diluted), to be between $1.26 and $1.33 per diluted share.

Control4 does not provide forward guidance on GAAP Net Income because certain non-GAAP adjustments are inherently difficult to forecast, whereas others relate to the amortization or expensing of items tied to historical events.  The following table highlights our estimates of non-GAAP stock-based compensation and the amortization of intangible assets reflected in our non-GAAP net income guidance for the second quarter of 2018:

Expense ($ mm)	2Q 2018
Stock-based compensation expense	3.0
Amortization of intangible assets	1.3
Total	4.3

Additional Financial and Operational Metrics

Revenue ($ mm)	1Q 2018	4Q 2017	1Q 2017
North America Core Revenue	45.7	51.8	39.2
International Core Revenue	12.8	14.6	10.5
Other Revenue(1)	0.6	1.7	0.5
Total Revenue	59.1	68.1	50.2

(1)Primarily consists of Hospitality Revenue

	1Q 2018	4Q 2017	1Q 2017
Dealer Adds(2)
North America	83	75	103
International	52	57	68
Total Dealer Adds	135	132	171

Active Dealers(2), (3)
North America	3,108	3,057	2,959
International	1,195	1,169	1,090
Total Active Dealers	4,303	4,226	4,049

Total Dealers(2)
North America	3,215	3,174	3,039
International	1,358	1,315	1,199
Total Dealers	4,573	4,489	4,238

Controller Shipments	23,413	30,083	21,341

(2)These dealer figures only include dealers authorized to sell and install the full Control4 line of products and exclude approximately 1,090 active dealers that are currently authorized to sell only the Pakedge and or Triad brand of products.

(3)We define an active, authorized dealer (“active dealer”) as one that has placed an order with us in the trailing 12-month period.

Conference Call

On May 3, 2018, Control4 Corporation (NASDAQ: CTRL) will host an investor conference call and will webcast the event beginning at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). To access the conference call, dial 323-794-2130 or 800-263-0877 (toll free) and enter passcode 2997537.

The webcast and replay will be accessible on Control4’s investor relations website at http://investor.control4.com/.  A replay of the conference call will be available within two hours of the conclusion of the conference through May 17, 2018.  To access the replay, please dial 719-457-0820 or 888-203-1112 and enter passcode 2997537.

About Control4 Corporation:

Control4 [NASDAQ: CTRL] is a leading global provider of automation and networking systems for homes and businesses, offering personalized control of lighting, music, video, comfort, security, communications, and more into a unified smart home system that enhances the daily lives of its consumers. Control4 unlocks the potential of connected devices, making networks more robust, entertainment systems easier to use, homes more comfortable and energy efficient, and provides families more peace of mind. Today, every home and business needs automation horsepower and a high-performance network to manage the increasing number of connected devices. The Control4 platform interoperates with more than 11,700 third-party consumer electronics products, ensuring an ever-expanding ecosystem of devices will work together. Control4 is now available in approximately 100 countries. Leveraging a professional channel that includes over 5,600 custom integrators, retailers, and distributors authorized to sell Control4 products, Pakedge branded networking solutions and Triad branded speakers. Control4 is delivering intelligent solutions for consumers, major consumer electronics companies, hotels, and businesses around the world.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4’s financial outlook. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Control4’s most recent Annual Report on Form 10-K, as well as subsequent reports and documents filed with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Control4’s views as of the date of this press release. The company anticipates that subsequent events and developments may cause its views to change. Control4 has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Control4’s stated results include certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP gross margin percentage, non-GAAP income (loss) from operations, non-GAAP operating income percentage, non-GAAP net income (loss), and non-GAAP net income (loss) per diluted share. Non-GAAP gross margin excludes non-cash expenses related to stock-based compensation, amortization of intangible assets, and acquisition-related costs. We further exclude expenses related to executive severance and litigation settlements from non-GAAP income from operations and non-GAAP net income.

Management believes that it is useful to exclude stock-based compensation expense because the amount of such expense in any specific period may not directly correlate to the underlying performance of the business operations.

The company has recently completed acquisitions that resulted in operating expenses that would not have otherwise been incurred. Management has provided supplementary non-GAAP financial measures, which exclude acquisition-related expense items, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. Management considers these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the company’s control. Furthermore, the company does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from the non-GAAP measures, management is better able to evaluate the ability to utilize its existing assets and estimate the long-term value that acquired assets will generate. The company believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs are included in the following categories: (i) professional service fees, recorded in operating expenses, which include third-party costs related to the acquisition, and legal and other professional service fees associated with diligence, entity formation and corporate structuring, disputes and regulatory matters related to acquired entities; (ii) transition and integration costs, recorded in operating expenses, which include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services provided by third parties; and (iii) acquisition-related adjustments which include adjustments to acquisition-related items such as being required to record acquired inventory at its fair value, resulting in a step-up in the inventory value, and having to reverse part of our valuation allowance in order to offset the deferred tax liability that was recorded based on differences between the book and tax basis of assets acquired and liabilities assumed. The step-up in inventory is recorded through cost of goods sold when the inventory is sold, resulting in a negative impact to our gross margin. Although these expenses are not recurring with respect to past acquisitions, the company will generally incur these expenses in connection with any future acquisitions.

The company excludes the amortization of acquired intangible assets from non-GAAP measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired. Although the company excludes amortization of acquired intangible assets from non-GAAP measures, management believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Furthermore, we believe it is useful to exclude expenses related to litigation settlements and executive severance because of the variable and unpredictable nature of these expenses which are not indicative of past or future operating performance. We believe that past and future periods are more comparable if we exclude those expenses.

Management believes these adjustments provide useful comparative information to investors. Non-GAAP results are presented for supplemental informational purposes only for understanding the operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Management urges investors to review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the business.

CONTACT:

Investor Relations

Lauren Sloane

The Blueshirt Group

Tel: +1 415-217-2632

lauren@blueshirtgroup.com

Source: Control4

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,989	$29,761
Restricted cash	283	273
Short-term investments	49,612	44,057
Accounts receivable, net	26,751	29,925
Inventories	39,314	37,171
Prepaid expenses and other current assets	5,348	4,369
Total current assets	141,297	145,556
Property and equipment, net	7,104	7,337
Long-term investments	6,803	12,038
Intangible assets, net	24,627	26,081
Goodwill	21,828	21,867
Other assets	1,488	1,618
Total assets	$203,147	$214,497
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,881	$25,654
Accrued liabilities	8,179	10,835
Current portion of deferred revenue	4,778	4,538
Total current liabilities	34,838	41,027
Other long-term liabilities	3,983	3,942
Total liabilities	38,821	44,969
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 26,008,294 and 25,832,895 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	3	3
Additional paid-in capital	236,229	242,281
Accumulated deficit	(71,260)	(72,225)
Accumulated other comprehensive loss	(646)	(531)
Total stockholders’ equity	164,326	169,528
Total liabilities and stockholders’ equity	$203,147	$214,497

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
	(unaudited)
Revenue	$59,149	$50,208
Cost of revenue	28,410	25,059
Gross margin	30,739	25,149
Operating expenses:
Research and development	10,940	9,844
Sales and marketing	12,535	11,447
General and administrative	6,293	5,717
Total operating expenses	29,768	27,008
Income (loss) from operations	971	(1,859)
Other income (expense), net:
Interest, net	236	38
Other expense, net	(357)	(144)
Total other income (expense), net	(121)	(106)
Income (loss) before income taxes	850	(1,965)
Income tax benefit	(116)	(2,786)
Net income	$966	$821
Net income per common share:
Basic	$0.04	$0.03
Diluted	$0.04	$0.03
Weighted-average number of shares:
Basic	25,904	24,005
Diluted	27,526	25,657

Stock-based compensation included in the consolidated statement of operations data (unaudited):

	Three Months Ended
	March 31,
	2018	2017
Cost of revenue	$68	$58
Research and development	1,084	1,129
Sales and marketing	959	1,064
General and administrative	1,224	1,003
Total stock-based compensation expense	$3,335	$3,254

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	March 31,
	2018	2017
	(unaudited)
Operating activities
Net income	$966	$821
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	969	929
Amortization of intangible assets	1,446	1,230
Loss on disposal of fixed assets	14	—
Provision for doubtful accounts	71	137
Investment discount and premium amortization	(83)	—
Stock-based compensation	3,335	3,254
Tax benefit from business acquisition	—	(2,415)
Changes in assets and liabilities:
Accounts receivable, net	3,235	2,199
Inventories	(2,003)	(928)
Prepaid expenses and other current assets	(916)	345
Other assets	194	(385)
Accounts payable	(3,923)	(136)
Accrued liabilities	(3,083)	(2,662)
Deferred revenue	163	65
Other long-term liabilities	84	5
Net cash provided by operating activities	469	2,459
Investing activities
Purchases of available-for-sale investments	(19,501)	(14,678)
Proceeds from sales of available-for-sale investments	1,000	—
Proceeds from maturities of available-for-sale investments	18,200	14,560
Purchases of property and equipment	(892)	(922)
Business acquisitions, net of cash acquired	—	(7,917)
Net cash used in investing activities	(1,193)	(8,957)
Financing activities
Proceeds from exercise of options for common stock	2,089	3,535
Payments for taxes related to net share settlement of equity awards	(3,614)	(2,067)
Repurchase of common stock	(7,448)	(1,821)
Payment of debt issuance costs	(113)	—
Net cash used in financing activities	(9,086)	(353)
Effect of exchange rate changes on cash and cash equivalents	48	258
Net change in cash and cash equivalents	(9,762)	(6,593)
Unrestricted and restricted cash and cash equivalents at beginning of period	30,034	35,060
Unrestricted and restricted cash and cash equivalents at end of period	$20,272	$28,467
Supplemental disclosure of cash flow information
Cash paid for interest	$25	$34
Cash paid for taxes	167	12
Supplemental schedule of non-cash investing and financing activities
Business acquisitions holdback liability	—	1,438
Purchases of property and equipment financed by accounts payable	207	93
Net unrealized losses on available-for-sale investments	(64)	(4)

CONTROL4 CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three Months Ended
	March 31,
	2018	2017
	(in thousands, except percentages and per share data)
Reconciliation of Gross Margin to Non-GAAP Gross Margin:
Gross margin	$30,739	$25,149
Stock-based compensation expense in cost of revenue	68	58
Amortization of intangible assets in cost of revenue	921	774
Acquisition-related costs in cost of revenue	—	27
Non-GAAP gross margin	$31,728	$26,008
Revenue	$59,149	$50,208
Gross margin percentage	52.0%	50.1%
Non-GAAP gross margin percentage	53.6%	51.8%

Reconciliation of Income (Loss) from Operations to Non-GAAP Income (Loss) from Operations:
Income (loss) from operations	$971	$(1,859)
Stock-based compensation expense	3,335	3,254
Amortization of intangible assets	1,446	1,230
Acquisition-related costs	16	130
Non-GAAP income (loss) from operations	$5,768	$2,755
Revenue	$59,149	$50,208
Operating margin percentage	1.6%	(3.7)%
Non-GAAP operating margin percentage	9.8%	5.5%

Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss):
Net income (loss)	$966	$821
Stock-based compensation expense	3,335	3,254
Amortization of intangible assets	1,446	1,230
Acquisition-related costs	16	(2,285)
Non-GAAP net income (loss) (1)	$5,763	$3,020
Non-GAAP net income (loss) (1) per common share:
Basic	$0.22	$0.13
Diluted	$0.21	$0.12
Weighted-average number of shares:
Basic	25,904	24,005
Diluted	27,526	25,657

(1) Excludes the calculated effect of non-GAAP adjustments on income tax expense of $0.3 million for the three-month period ended March 31, 2018.